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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 28, 2006

                                  Bluefly, Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                   001-14498               13-3612110
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  (State or other jurisdiction        (Commission             (IRS Employer
       of incorporation)              File Number)       Identification Number)

       42 West 39th Street, New York, New York                  10018
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       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (212) 944-8000


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
 ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
                       APPOINTMENT OF PRINCIPAL OFFICERS.

On July 28, 2006, the Board of Directors of Bluefly, Inc. (the "Company") expanded the size of the Board to ten members, and appointed Riad M. Abrahams, Michael J. Gross, Neal Moszkowski and David Wassong as members of the Board. The appointments of Messrs. Gross, Moszkowski and Wassong are effective immediately, and the appointment Mr. Abrahams is effective as of August 4, 2006. Messrs. Abrahams, Gross and Moszkowski were designated as the members of the Option Plan/Compensation Committee.

Prior to the June 2006 conversion of all preferred stock of the Company held by them, affiliates of Soros Fund Management LLC ("Soros") held all of the Company's outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and, as such, had the right to designate two members to the Board (the "Preferred Designees"). Messrs. Moszkowski and Wassong had previously served on the Board as the Preferred Designees.

Mr. Abrahams is currently a Managing Director at Maverick Capital working in the retail sector. From 1999 to 2001, Mr. Abrahams worked in the Principal Investment Area at The Blackstone Group. Mr. Abrahams is a graduate of Harvard Business School and Harvard College.

Mr. Gross is a partner at Prentice Capital Management, LP. Prior to joining Prentice, Mr. Gross worked at S.A.C. Capital Advisors, LLC as an analyst covering consumer companies from June 2001 to April 2005. From 1999 to 2001, Mr. Gross worked in equity research for Lehman Brothers Inc. and Salomon Smith Barney covering consumer Internet companies. During his time at Salomon Smith Barney, Mr. Gross worked on a collaborative Internet retailing report with McKinsey & Company. Mr. Gross began his career upon his graduation from Cornell University with Granite Partners, L.P., a real estate advisory firm.

Messrs. Abrahams and Gross have been designated to serve on the Board by private funds associated with Maverick Capital, Ltd. ("Maverick") and Prentice Capital Management, LP ("Prentice," and together with Maverick, the "Investors"), respectively. In June 2006, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with Maverick, Prentice and Soros, the Company's largest stockholder, pursuant to which, among other things, the Company agreed to sell to Maverick and Prentice 60,975,610 shares of its common stock, par value $.01 per share (the "Common Stock"), at a price of $0.82 per share, in a private placement (the "Private Placement") for an aggregate of $50 million. The purchase price represented an 11% premium over the closing price of the Company's Common Stock as of the date that the definitive agreement was signed and announced. The Private Placement was consummated on June 15, 2006. At the closing, 203,016 shares were purchased by a holder of our Series D Convertible Preferred Stock in connection with the exercise of its preemptive rights. This amount reduced on a pro rata basis the amount of shares Maverick and Prentice otherwise would have been entitled to purchase under the Purchase Agreement. Concurrent with the closing of the Private Placement, Soros converted all of its outstanding shares of Series A, Series B, Series C, Series D, Series E and Series F Convertible Preferred Stock into 44,729,960 shares of Common Stock.

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Under the terms of the Purchase Agreement, the Company agreed to use its commercially reasonable efforts to (i) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") to register the resale of the shares of Common Stock sold in the Private Placement within 120 days of the closing date and (ii) cause the Registration Statement to be declared effective by the SEC within 180 days of the closing date. The Company will be liable for certain penalties set forth in the Purchase Agreement for the failure to meet such filing and effective date deadlines. The Investors also received certain "piggy-back" registration rights covering the Common Stock purchased in the Private Placement.

Pursuant to the Purchase Agreement, Soros, Maverick and Prentice each agreed that it will not, without the approval of a majority of the independent directors of the Company (i) for a period of three years from the closing date of the Private Placement, purchase or acquire, or agree to purchase or acquire, any shares of our capital stock, subject to certain exceptions, including exceptions for the (x) the purchase of shares pursuant to their Right of First Refusal (as defined below) and, (y) after eighteen months from the closing date, a purchase by any such selling stockholder of shares of capital stock up to a level which does not equal or exceed the lesser of (x) 30% of the outstanding shares of the Company's Common Stock at the time of such purchase, or (y) the ownership of Soros at the time of such purchase; or a purchase by Soros of shares of capital stock in an amount up to 15% of the outstanding shares of Common Stock on the closing date, (ii) for a period of five years from the closing date, except as provided in the Voting Agreement (as defined below) or the Purchase Agreement, join a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, including a group consisting of other Investors for the purpose of acquiring, holding or voting any shares of capital stock of the Company, or (iii) for a period of three years from the closing date, seek to commence a proxy contest or other proxy solicitation for the purposes of modifying the composition of the Board of Directors.

The Purchase Agreement further provides that, subject to certain limited exceptions, Soros, Maverick and Prentice will not, for a period of six (6) months after the closing date, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to, any shares of capital stock of the Company.

The Purchase Agreement also provides a right of first refusal (the "Right of First Refusal") to Soros, Maverick and Prentice to provide the financing in any private placement of the Company's Common Stock that it seeks to consummate within one year of the closing date. The Right of First Refusal is subject to certain maximum ownership restrictions and certain other exceptions set forth in the Purchase Agreement.

Pursuant to the Private Placement, the Company entered into a voting agreement with Soros, Maverick and Prentice (the "Voting Agreement"), pursuant to which Soros has the right to designate three designees to the Company's Board of Directors and each of Maverick and Prentice have the right to designate one designee, in each case subject to minimum ownership thresholds and subject to compliance with applicable Nasdaq rules. The Voting Agreement also provides that one designee of Soros and the designee of each of Maverick and Prentice will have

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the right to serve on the Option Plan/Compensation Committee and the Governance
and Nominating Committee of the Board of Directors, subject to compliance with Nasdaq's rules regarding independent directors serving on such committees, or Nasdaq's transitional rules, to the extent applicable. If the Board establishes an Executive Committee, the designees of Soros, Maverick and Prentice will be entitled to also serve on such committee.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

None.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BLUEFLY, INC.
                                             (Registrant)


Date: August 2, 2006                         By:    /s/ Patrick C. Barry
                                                    ----------------------------
                                             Name:  Patrick C. Barry
                                             Title: Chief Operating Officer and
                                                    Chief Financial Officer